UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 29, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The Securities and Exchange Commission (the “SEC”) has provided guidance to issuers regarding the use of social media to disclose material non-public information. In this regard, investors and others should note that we announce material financial information on our investor relations page which can be found on our website, www.laborsmart.com, in addition to SEC filings, press releases, public conference calls and webcasts. We use these channels as well as social media to communicate with the public about our company, our services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media, and others interested in our company to review the information we post on the U.S. social media channels listed below.

Labor Smart Facebook Page:	www.facebook.com/laborsmart
Labor Smart Twitter Feed:	www.twitter.com/laborsmart (@laborsmart)
Labor Smart CEO Twitter Feed:	www.twitter.com/cryanschadel (@cryanschadel)
Labor Smart LinkedIn Page:	www.linkedin.com/company/labor-smart-inc
Labor Smart Pintrest Page:	www.pinterest.com/laborsmart
Labor Smart Tumblr Feed:	www.tumblr.com/blog/laborsmart

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	October 29, 2014	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer